Exhibit 10.72

Engagement Agreement

This agreement is signed by the two parties:

Name of party A: LAW Insurance Broker Co.,Ltd. (hereinafter referred to as Party A)

Registered address: 7F, No. 311, Nanjing E. Rd., Songshan Dist., Taipei City, Taiwan

Postcode: 10595

Name of party B: Chao, Hui-Hsien

ID No.: H220435536

Party A and party B shall reach following agreements:

Article I Term and Position of Employment

1.	Party A employ Party B as senior management personnel of Party A (position: General Manager), the term of employment is from January 7th, 2015 to January 6th, 2016.

2.	Article II Job description →depending on the authorized scope

Party B shall assist Party A in operating and managing insurance agency businesses during his term of employment, including but not limited to the following matters:

(1)	Annual operating policies: Party B shall explain the annual operating policies to the Board of Directors (“BoD”). If the meeting schedule of BoD is not held on time, then should be on the actual meeting date.

(2)	Temporary operating policies: Party B may adjust the operating policies based on the following circumstances and report to the BoD at the coming meeting:

A.	Market demand

B.	Change, repeal or abandon of laws or regulations

C.	Other causes causing the original operating policies difficult to enforce.

(3)	Organize and exert company's annual operation plan and scheme

(4)	Preside over the operation and management of insurance company, organize and exert decisions of the meeting of board.

(5)	Decide to employ or dismiss employees or brokers, except the auditor.

(6)	Execute company's financial management and use (the amount of NT ) thirty million or less with proper authority, but the resolution over more than $ 10 million, Party B shall explain at the coming BoD meeting.

(7)	As the representatives (including the need to text whom acts (such as signing or posting) and without whom the text behaviors (such as participation in a meeting or event).

(8)	Attend BoD and shareholders meetings, report the appointed duties, provide timely suggestions, and answer to questions raised by the BoD.

(9)	Other jobs assigned by the BoD.

3.	Remuneration and Condition of employment

(1)	Salary: Party A shall pay NT$ to party B as remuneration each month payable monthly in arrears on fifth day of each calendar month, which may be advanced to the previous working day if it falls on public holidays or weekends.

(2)	Remuneration:

A.	13-Month Persistency Ratio

a.	Above 80%: 1% of the commissions paid to Party by the insurance companies.

b.	Above 85%: 1.5% of the commissions paid to Party by the insurance companies.

B.	25-Month Persistency Ratio

a.	Above 80%: 0.5% of the commissions paid to Party by the insurance companies.

b.	Above 85%: 1% of the commissions paid to Party by the insurance companies.

4.	Special Provision

Party A agrees to provide Party B following benefits in the period of engagement:

(1)	Labor insurance;

(2)	Health Insurance;

(3)	Group insurance (the premium will be in accordance with the negotiation between the Party A and insurance company);

(4)	Domestic and foreign studies (unlimited domestic and one time for foreign);

(5)	Travelling (20 days for foreign, seven days 2 times in domestic);

(6)	General health examination (once a year, and with a (PET) photographic examination during the engagement.); and

(7)	Other benefits according to the Labor Standards Act or related regulations, including but not limited to, Severance compensation, workers' compensation or labor pension.

5.	Obligations of Party B

Party B shall be under the care of a good manager, take care of the Party A’s affairs with proper implementation and bear the following obligations during the engagement period:

(1)	During the engagement period shall not be appointed as the party of business and others engaged in the same or similar nature of the business as the Party A, but in the Taiwan Area and the Mainland Area is limited.

(2)	Fulfill the obligation to protect the equipment (including software and hardware).

(3)	In the event of a major incident on company operations, shall immediately report to the chairman of the Board or the shareholders' meeting convened to discuss coping methods.

(4)	Execute the matters relating to the bounden duty of the manager to perform the Companies Act, the Insurance Act or related regulations.

6.	Obligations of Party A

preside over the operation and management of insurance company, organize and exert decisions of the meeting of board.

(1) organize and exert company's annual operation plan and scheme.

(2) draft the set plan of inner managing organizations.

(3) draft the basic system of management.

(4) draft the specific regulations.

(5) Apply to employing or dismissing manager, vice-manager and the one who is in charge of finance.

(6) decide to employ or dismiss the one that is in charge of management and that shall be decided by the board meeting.

(7) other rights authorized by the board meeting.

(8) rights regulated by other rules.

7.	Termination

This engagement shall be terminated upon the expiration of this engagement except the following conditions:

(1)	This engagement shall be terminated once re-election of all directors and supervisors of Party A.

(2)	Either party to the other party written notice of termination of the contract, but it should be in two months time before the termination of the above notice, but due to causes attributed to the other party for the purpose of notice of termination of the contract, unless. Violation of the provisions hereof either party may terminate this contract who should bear the liability for damages.

(3)	In the event that Party B disqualifies to act as manager of the engagement, this engagement shall be terminated.

(4)	Due to personal physical factors have been diagnosed by doctors and Party B can’t do the jobs as the managers, Party B may terminate this Agreement at any time after notifying Party A.

(5)	Party A dismisses the Party B according to the Article 29 of the Company Act as the manager.

(6)	Party A decides to close the business, merge or make with 1/2 or more of its businesses or other capital to any third party, this engagement shall terminated.

(7)	Either party fails to cure the breach to the engagement after receiving the written notice from the other party within a reasonable period. But breach of severe circumstances, the non-breaching party may terminate this engagement without prior notice.

Except the above articles for terminating this engagement, either party may claim damages incurred by any termination of this contract or refuse to fulfill the contractual obligations.

8.	Non-assignment

Either party may not assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, without the other party’s express prior consent.

9.	General Provisions

(1)	This Agreement shall be governed by the laws of Taiwan R.O.C.

(2)	Any waiver, modification, addendum or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of each party.

(3)	All disputes arising out or in connection with this Agreement shall be settled by the first instance of the District Court of Taipei, Taiwan, Republic of China.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

In case this Agreement is contraindicated to previous verbal and written agreements, this contract shall be applied. Any modification of this contract s must adopt each party's agreement in written.

Party A: LAW Insurance Broker Co.,Ltd. legal representative or principal (sealed by):	Party B (Sealed by): Chao, Hui-Hsien
Date: January 7th, 2015	Date: January 7th, 2015